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                                                                     EXHIBIT 8.1






December 31, 1996


Board of Directors of
United Community Bancshares, Inc.
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121

United Capital Trust I

c/o United Community Bancshares, Inc.
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121

     Re:  Registration Statement on Form S-1
          Registration No. 333-14587

Ladies and Gentlemen:

We have acted as special counsel for United Community Bancshares, Inc., a Minnesota corporation (the "Company"), and United Capital Trust I ("United Capital"), a statutory business trust formed under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-1, as amended by Amendment No. 1 and Amendment No. 2 thereto (as so amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering United Capital's Preferred Securities representing undivided beneficial interests in the assets of United Capital, and the Junior Subordinated Debentures issued by the Company to United Capital in connection with the sale of the Preferred Securities.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of United Capital filed with the Secretary of State of the State of Delaware on December 6, 1996; (ii) the form of the Amended and Restated Trust Agreement of United Capital (the "Trust Agreement"); (iii) the form of the Preferred Securities Certificate (the "Preferred Securities Certificate"); (iv) the form of the Preferred Securities Guaranty Agreement (the "Guaranty") between the Company and Wilmington Trust Company, as trustee; (v) the form of the Junior Subordinated Debentures (the "Junior Subordinated Debentures"); and (vi) the form of the Subordinated Indenture (the "Indenture"), between the Company and Wilmington Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have

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Board of Directors of United Community Banschares, Inc.
United Capital Trust I
December 31, 1996
Page 2



also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or United Capital, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities Certificate, the Guaranty, the Junior Subordinated Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Junior Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, United Capital, and others.

We hereby confirm that, although the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the form of Prospectus for the offering of Preferred Securities filed as part of the Registration Statement (the "Prospectus"), does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred
Securities, based upon current law.   It is possible that contrary positions may
be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission

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Board of Directors of United Community Banschares, Inc.
United Capital Trust I
December 31, 1996
Page 3



as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure set forth in the Prospectus and Registration Statement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

FREDRIKSON & BYRON, P.A.


By  /s/ Thomas W. Garton
   ---------------------------
     Its Vice President